As filed with the Securities and Exchange Commission on October 20, 2004.

Registration No. 333-119606

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

eLong, Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	Not Applicable (IRS Employer Identification Number)

Block B, Xing Ke Plaza 10 Jiuxianqiao Zhonglu Chaoyang District, Beijing 100016 People’s Republic of China Attn: Justin Tang, Chief Executive Officer Tel: +86 (10) 5860-2288

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

CT Corporation System,

111 Eighth Avenue,

New York, New York 10011

Tel: (212) 894-8440

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Jon L Christianson

Gregory G. Miao

Skadden, Arps, Slate, Meagher & Flom LLP

East Wing Office, Level 4 China World Trade Center

1 Jianguomenwai Dajie

Chaoyang District

Beijing 100004, PRC

Tel: +86 (10) 6505-5511

Fax: +86 (10) 6505-5522

Lee Edwards Leiming Chen Shearman & Sterling LLP Suite 2318 China World Tower Two 1 Jianguomenwai Dajie Chaoyang District Beijing 100004, PRC Tel: +86 (10) 6505-3399 Fax: +86 (10) 6505-1818

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price(1)(2)		Amount of registration fee(3)
Ordinary shares, par value US$0.01 per share(4)	10,585,860 ordinary shares	US$	6.75	US$	71,454,555	US$	9,122.40

(1)	Includes (a) shares that may be purchased by the underwriters pursuant to an over-allotment option and (b) all shares initially offered and sold outside the United States that may be resold from time to time in the United States. The shares are not being registered for the purpose of sales outside the United States.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) and Rule 457(c) under the Securities Act of 1933, as amended.
(3)	The amount of registration fee includes US$8,742.30 previously paid to the Commission on October 7, 2004 and US$380.10 previously paid to the Commission on October 12, 2004.
(4)	American Depositary Shares issuable on deposit of the shares registered hereby will be registered under a separate registration statement on Form F-6. Each American Depositary Share represents two ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

Item 6.	Indemnification of Directors and Officers

Our Articles of Association provide that our directors and officers shall be indemnified out of our assets for and against all actions, costs, charges, losses, damages and expenses that such persons shall or may incur or sustain by or by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, and none of such persons shall be answerable for the acts, receipts, neglects or defaults of the other or others of such persons provided that the indemnity does not extend to any matter in respect of any willful neglect or intentional malfeasance which may attach to such persons. In addition, certain of our IAC directors may be indemnified under IAC’s directors’ and officers’ insurance policy or bylaws.

We plan to obtain a directors and officers liability policy prior to the completion of this offering. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification from us is sought. In addition, we are not aware of any threatened litigation or proceeding against any of our directors, officers or employees that may result in a claim for indemnification.

The proposed form of the Underwriting Agreement provides for indemnification under certain circumstances by the underwriters of the Registrant and the Registrant’s directors and certain officers for certain liabilities arising under the Securities Act.

Reference is made to the Underwriting Agreement, and the Articles of Association filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein.

Insofar as indemnification for liabilities arising under Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

During the past three years, the Registrant has issued and sold the securities listed below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. The Registrant believes that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D, Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

On August 26, 2003, we increased the number of ordinary shares authorized to be issued under our stock option plan to 5,500,000. In 2003, options for 490,000 ordinary shares were granted to certain of our executives at an exercise price of US$1.53 per share. The options have a ten-year term and vest over a four-year period from the date of the grant.

On August 26, 2003, we issued warrants to purchase 600,000 ordinary shares at an exercise price of US$0.75 per share to Broadband Capital Management LLC, an investment banking and financial advisory firm, and two outside consultants, Peter Lerner and Liu Hao in consideration for investment banking services provided to us in connection with a private placement of Series A preferred shares. We also paid Broadband Capital Management LLC US$250,000 for these services.

On August 29, 2003, we received US$15,000,000 from four investors – Tiger Technology Private Investment Partners, L.P., Tiger Technology II, L.P., Blue Ridge Limited Partnership, and RMG Holdings, LLC, in exchange for 9,787,494 shares of Series A preferred shares, the issuance of which stock was exempt from registration under Regulation D or Regulation S of the Securities Act of 1933.

On December 15, 2003, we issued 50,000 ordinary shares to Peter Lerner upon his exercise of the warrants granted to him.

On January 1, 2004, we granted options for 689,400 ordinary shares to certain of our employees at an exercise price of US$1.53 per share. The options have a ten-year term and vest over a three- or four-year period from the date of the grant.

On April 20, 2004, we granted options for 300,000 ordinary shares to a senior management employee at an exercise price of US$1.53 per share. The options have a ten-year term and vest over a four-year period from the date of the grant.

On July 23, 2004, we granted options for 1,660,000 ordinary shares to certain of our employees at an exercise price of US$5.25 per share. The options have a ten-year term and vest over a four-year period from the date of the grant.

On July 23, 2004 we entered into an agreement to issue 11,188,570 Series B preferred shares to IAC in exchange for US$58,690,062.

On August 4, 2004, we granted to IAC an option to purchase up to 711,429 ordinary shares at a purchase price of US$5.25 per share.

On August 4, 2004, we issued a warrant to IAC to purchase the number of our high-vote ordinary shares which, if exercised, would cause IAC to hold 51% of our outstanding ordinary shares on a fully-diluted basis after giving effect to our repurchase, in connection with the warrant exercise, from certain of our existing shareholders of a number of ordinary shares equal to one-half of the shares IAC purchases upon exercise of the warrant. Assuming the completion of this offering, the exercise price per share purchased by IAC under the warrant will be equal to the lower of (a) the initial public offering price for this offering or (b)(1) US$205 million, minus our indebtedness, plus our cash and cash equivalents, plus the pro forma consideration that would be received in connection with the exercise of all vested or unvested in-the-money options, warrants or other convertible securities of our company, in each case at the time of exercise, divided by (2) the total number of our outstanding ordinary shares on a fully-diluted basis at the time of exercise (but excluding out-of-the-money options or securities). If it exercises the warrant, IAC would deposit 12.5% of the aggregate purchase price into escrow as security for its indemnification rights.

On October 1, 2004, we granted options to purchase an aggregate of 250,000 ordinary shares to two members of senior management at an exercise price of US$5.25 per share. The options have a ten-year term and vest over a four-year period from the date of the grant. We also granted to IAC an option to purchase 260,204 shares at an exercise price of US$5.25 per share.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Description of Exhibit
1.1	—Form of Underwriting Agreement.††

3.1	—The Second Amended and Restated Memorandum of Association of the Registrant†

3.2	—The Second Amended and Restated Articles of Association of the Registrant.†

4.1	—Form of Ordinary Share Certificate.†

4.2	—The Amended and Restated Articles of Association of the Registrant (Filed as Exhibit 3.2 hereto).†

4.3	—Form of Deposit Agreement between the Registrant and JPMorgan Chase Bank, as depositary.†

4.4	—Form of American depositary receipt evidencing American depositary shares.†

4.5	—Investors’ Rights Agreement dated August 29, 2003 among the Registrant and Series A Preferred Share Investors.†

4.6	—Investors Agreement dated July 23, 2004 among Registrant, IACT Asia Pacific Limited and the other parties named therein.†

4.7	—Warrant Agreement dated August 22, 2003 between Registrant and Broadband Capital Management LLC.†

4.8	—Warrant Agreement dated August 26, 2003 between Registrant and Liu Hao.†

4.9	—Warrant Agreement dated July 23, 2004 among Registrant and IACT Asia Pacific Limited.†

4.10	—Stock Option Agreement dated July 23, 2004 between Registrant and IACT Asia Pacific Limited.†

4.11	—Stock Option Agreement dated October 1, 2004 between Registrant and IACT Asia Pacific Limited.†

4.12	—Letter Agreement dated October 1, 2004 between Registrant and IACT Asia Pacific Limited.†

4.13	—eLong, Inc. Stock Option Plan dated April 18, 2001†

4.14	—eLong, Inc. Stock and Annual Incentive Plan dated July 23, 2004†

5.1	—Opinion of Conyers Dill & Pearman, Cayman regarding the validity of the issuance of ordinary shares being registered.†††

8.1	—Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to the Registrant, regarding certain U.S. tax matters.†††

8.2	—Opinion of Conyers Dill & Pearman, Cayman, Cayman Islands counsel to the Registrant, regarding certain Cayman Islands tax matters.†††

10.1	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Justin Tang.†

10.2	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Derek Palaschuk.†

10.3	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Richard Chen.†

10.4	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Richard Xue.†

10.5	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Frank Zheng.†

10.6	—Amended and Restated Technical Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

Exhibit No.	Description of Exhibit

10.7	—Amended and Restated Loan Agreement dated July 20, 2004 among the Registrant, Justin Tang and Qu Zhi regarding Beijing eLong Information Technology Co., Ltd.†

10.8

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Justin Tang regarding Beijing eLong Information Technology Co., Ltd.†

10.9

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Qu Zhi regarding Beijing eLong Information Technology Co., Ltd.†

10.10	—Amended and Restated Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.11	—Amended and Restated Domain Name License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.12	—Amended and Restated Cooperative Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.13

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Information Technology Co., Ltd., Justin Tang and Qu Zhi.†

10.14	—Amended and Restated Loan Agreement dated July 20, 2004 among the Registrant, Inc., Justin Tang and Qu Zhi regarding Beijing Asia Media Interactive Advertising Co., Ltd.†

10.15

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Justin Tang and Beijing eLong Information Technology Co., Ltd.†

10.16

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Qu Zhi and Beijing eLong Information Technology Co., Ltd.†

10.17	—Cooperative Agreement dated July 20, 2004 between Beijing Asia Media Interactive Advertising Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.18	—Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.19

—Amended and Restated Advertising Technical Consulting and Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.20

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Justin Tang regarding Beijing Asia Media Interactive Advertising Co., Ltd.†

10.21

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Qu Zhi regarding Beijing Asia Media Interactive Advertising Co., Ltd.†

Exhibit No.	Description of Exhibit

10.22

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Justin Tang, Qu Zhi and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.23

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Justin Tang and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.24

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Qu Zhi and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.25	—Amended and Restated Technical Consulting and Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Airline Service Co., Ltd.†

10.26

—Amended and Restated Equity Pledge Interest Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Information Technology Co., Ltd. and Beijing Asia Media Interactive Advertising Co., Ltd. regarding Beijing eLong Airline Service Co., Ltd.†

10.27

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Airline Service Co., Ltd., Beijing eLong Information Technology Co., Ltd., and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.28	—Amended and Restated Cooperative Agreement dated July 20, 2004 between Beijing eLong Information Technology Co., Ltd and Beijing eLong Airline Service Co., Ltd.†

10.29	—Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Airline Service Co., Ltd.†

10.30	—Amended and Restated Technical Consulting and Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and General Chinese Reservation Network, Ltd.†

10.31

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Information Technology Co., Ltd. and Beijing eLong Airline Service Co., Ltd.†

10.32

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., General Chinese Reservation Network, Ltd., Beijing eLong Information Technology Co., Ltd., and Beijing eLong Airlines Service Co., Ltd.†

10.33	—Amended and Restated Cooperative Agreement dated July 20, 2004 between Beijing eLong Information Technology Co., Ltd. and General Chinese Reservation Network, Ltd.†

10.34	—Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and General Chinese Reservation Network, Ltd.†

10.35

—Transaction Agreement dated July 23, 2004 by and among Registrant, eLongNet Information Technology (Beijing) Co., Ltd., eLong Hi-Tech (Beijing) Co., Ltd., InterActive Corp and IACT Asia Pacific Limited.†

10.36	—Transfer and Escrow Contribution Agreement dated July 23, 2004 by and among Registrant, IACT Asia Pacific Limited and the selling shareholders listed therein.†

10.37	—Series A Preferred Shares Purchase Agreement dated August 29, 2003 by and among the Registrant and Series A preferred share investors.†

Exhibit No.	Description of Exhibit

21.1	—Subsidiaries of Registrant.†

23.1	—Consent of KPMG.†

23.2	—Consent of Conyers Dill & Pearman, Cayman (see Exhibit 5.1).†††

23.3	—Consent of Commerce & Finance Law Offices (see Exhibits 99.1, 99.2, 99.3 and 99.4).†

23.4	—Consent of Skadden, Arps, Slate, Meagher & Flom LLP (see Exhibit 8.1).†††

24.1	—Powers of Attorney.†

99.1

—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of Beijing eLong Information Technology Co., Ltd.†

99.2	—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of Beijing Airline Services Co., Ltd.†

99.3

—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of Beijing Asia Media Interactive Advertising Co., Ltd.†

99.4

—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of General Chinese Hotel Reservation Network, Ltd.†

*	To be filed by amendment.
†	Filed previously.
††	Filed herewith.
†††	Amended version filed herewith

(b) Financial Statement Schedules.

All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, USA, on October 20, 2004.

eLong, Inc.

By:	/s/ Derek Palaschuk
Name: Derek Palaschuk
Title: Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons on October 20, 2004, in the capacities indicated.

Signature	Title

*	Justin Tang Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ Derek Palaschuk	Derek Palaschuk Chief Financial Officer (principal financial and accounting officer)

*	Xiaojian Zhong Director

*	Liming Sun Director

*	Richard Xue Director

*	Barney Harford Director and Authorized U.S. Representative

Diarmuid Russell Director

*By:	/s/ Derek Palaschuk
Derek Palaschuk
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	—Form of Underwriting Agreement.††

3.1	—The Second Amended and Restated Memorandum of Association of the Registrant†

3.2	—The Second Amended and Restated Articles of Association of the Registrant.†

4.1	—Form of Ordinary Share Certificate.†

4.2	—The Amended and Restated Articles of Association of the Registrant (Filed as Exhibit 3.2 hereto).†

4.3	—Form of Deposit Agreement between the Registrant and JPMorgan Chase Bank, as depositary.†

4.4	—Form of American depositary receipt evidencing American depositary shares.†

4.5	—Investors’ Rights Agreement dated August 29, 2003 among the Registrant and Series A Preferred Share Investors.†

4.6	—Investors Agreement dated July 23, 2004 among Registrant, IACT Asia Pacific Limited and the other parties named therein.†

4.7	—Warrant Agreement dated August 22, 2003 between Registrant and Broadband Capital Management LLC.†

4.8	—Warrant Agreement dated August 26, 2003 between Registrant and Liu Hao.†

4.9	—Warrant Agreement dated July 23, 2004 among Registrant and IACT Asia Pacific Limited.†

4.10	—Stock Option Agreement dated July 23, 2004 between Registrant and IACT Asia Pacific Limited.†

4.11	—Stock Option Agreement dated October 1, 2004 between Registrant and IACT Asia Pacific Limited.†

4.12	—Letter Agreement dated October 1, 2004 between Registrant and IACT Asia Pacific Limited.†

4.13	—eLong, Inc. Stock Option Plan dated April 18, 2001†

4.14	—eLong, Inc. Stock and Annual Incentive Plan dated July 23, 2004†

5.1	—Opinion of Conyers Dill & Pearman, Cayman regarding the validity of the issuance of ordinary shares being registered.†††

8.1	—Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to the Registrant, regarding certain U.S. tax matters.†††

8.2	—Opinion of Conyers Dill & Pearman, Cayman, Cayman Islands counsel to the Registrant, regarding certain Cayman Islands tax matters.†††

10.1	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Justin Tang.†

10.2	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Derek Palaschuk.†

10.3	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Richard Chen.†

10.4	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Richard Xue.†

10.5	—Employment Agreement dated July 23, 2004 between Registrant, InterActiveCorp and Frank Zheng.†

10.6	—Amended and Restated Technical Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

Exhibit No.	Description of Exhibit

10.7	—Amended and Restated Loan Agreement dated July 20, 2004 among the Registrant, Justin Tang and Qu Zhi regarding Beijing eLong Information Technology Co., Ltd.†

10.8

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Justin Tang regarding Beijing eLong Information Technology Co., Ltd.†

10.9

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Qu Zhi regarding Beijing eLong Information Technology Co., Ltd.†

10.10	—Amended and Restated Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.11	—Amended and Restated Domain Name License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.12	—Amended and Restated Cooperative Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.13

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Information Technology Co., Ltd., Justin Tang and Qu Zhi.†

10.14	—Amended and Restated Loan Agreement dated July 20, 2004 among the Registrant, Inc., Justin Tang and Qu Zhi regarding Beijing Asia Media Interactive Advertising Co., Ltd.†

10.15

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Justin Tang and Beijing eLong Information Technology Co., Ltd.†

10.16

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Qu Zhi and Beijing eLong Information Technology Co., Ltd.†

10.17	—Cooperative Agreement dated July 20, 2004 between Beijing Asia Media Interactive Advertising Co., Ltd. and Beijing eLong Information Technology Co., Ltd.†

10.18	—Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.19

—Amended and Restated Advertising Technical Consulting and Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.20

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Justin Tang regarding Beijing Asia Media Interactive Advertising Co., Ltd.†

10.21

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Qu Zhi regarding Beijing Asia Media Interactive Advertising Co., Ltd.†

Exhibit No.	Description of Exhibit

10.22

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Justin Tang, Qu Zhi and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.23

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Justin Tang and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.24

—Amended and Restated Exclusive Purchase Right Agreement dated July 20, 2004 among the Registrant, eLongNet Information Technology (Beijing) Co., Ltd., Qu Zhi and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.25	—Amended and Restated Technical Consulting and Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Airline Service Co., Ltd.†

10.26

—Amended and Restated Equity Pledge Interest Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Information Technology Co., Ltd. and Beijing Asia Media Interactive Advertising Co., Ltd. regarding Beijing eLong Airline Service Co., Ltd.†

10.27

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Airline Service Co., Ltd. Beijing eLong Information Technology Co., Ltd., and Beijing Asia Media Interactive Advertising Co., Ltd.†

10.28	—Amended and Restated Cooperative Agreement dated July 20, 2004 between Beijing eLong Information Technology Co., Ltd. and Beijing eLong Airline Service Co., Ltd.†

10.29	—Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and Beijing eLong Airline Service Co., Ltd.†

10.30	—Amended and Restated Technical Consulting and Services Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and General Chinese Reservation Network, Ltd.†

10.31

—Amended and Restated Equity Interest Pledge Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., Beijing eLong Information Technology Co., Ltd. and Beijing eLong Airline Service Co., Ltd.†

10.32

—Amended and Restated Business Operation Agreement dated July 20, 2004 among eLongNet Information Technology (Beijing) Co., Ltd., General Chinese Reservation Network, Ltd., Beijing eLong Information Technology Co., Ltd., and Beijing eLong Airlines Service Co., Ltd.†

10.33	—Amended and Restated Cooperative Agreement dated July 20, 2004 between Beijing eLong Information Technology Co., Ltd. and General Chinese Reservation Network, Ltd.†

10.34	—Trademark License Agreement dated July 20, 2004 between eLongNet Information Technology (Beijing) Co., Ltd. and General Chinese Reservation Network, Ltd.†

10.35

—Transaction Agreement dated July 23, 2004 by and among Registrant, eLongNet Information Technology (Beijing) Co., Ltd., eLong Hi-Tech (Beijing) Co., Ltd., InterActive Corp and IACT Asia Pacific Limited.†

10.36	—Transfer and Escrow Contribution Agreement dated July 23 by and among Registrant, IACT Asia Pacific Limited and the selling shareholders listed therein.†

10.37	—Series A Preferred Shares Purchase Agreement dated August 29, 2003 by and among the Registrant and Series A preferred share investors.†

Exhibit No.	Description of Exhibit

21.1	—Subsidiaries of Registrant.†

23.1	—Consent of KPMG.†

23.2	—Consent of Conyers Dill & Pearman, Cayman (see Exhibit 5.1).†††

23.3	—Consent of Commerce & Finance Law Offices (see Exhibits 99.1, 99.2, 99.3 and 99.4).†

23.4	—Consent of Skadden, Arps, Slate, Meagher & Flom LLP (see Exhibit 8.1).†††

24.1	—Powers of Attorney†

99.1

—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of Beijing eLong Information Technology Co., Ltd.†

99.2	—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of Beijing Airline Services Co., Ltd.†

99.3

—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of Beijing Asia Media Interactive Advertising Co., Ltd.†

99.4

—Form of opinion of Commerce & Finance Law Offices, the People’s Republic of China, Counsel to the Registrant, as to the legality of the corporate structure of General Chinese Hotel Reservation Network, Ltd.†

*	To be filed by amendment.
†	Filed previously.
††	Filed herewith.
†††	Amended version filed herewith